MERITAGE HOSPITALITY GROUP INC.
MANAGEMENT EQUITY INCENTIVE PLAN
INCENTIVE OPTION AGREEMENT

    (1)        Meritage Hospitality Group Inc., a Michigan corporation, hereby grants to the Optionee named below a Incentive Stock Option in accordance with and subject to the terms and restrictions of this Option Agreement and of the Company’s Management Equity Incentive Plan, a copy of which is attached hereto, to purchase the number of common shares of the Company at the price set forth below as follows:

Optionee:

No. of Shares Covered by Option:

Option Price Per Share:

Date of Grant:

Expiration Date:

    (2)        This Option shall become exercisable in installments expressed as a percentage of the number of shares covered by this Option as follows:

Six Months from Date of Grant:

First Anniversary of Date of Grant:

Second Anniversary of Date of Grant:

Third Anniversary of Date of Grant:

        To the extent that the percentage of this Option which becomes exercisable is not exercised in any given year it may be exercised in the subsequent years of the term of this Option. The Option granted under this Agreement may not be exercised as to less than ten shares at any time, or the remaining shares then purchasable under the Option if less than ten shares. In no event may this Option be exercised after the expiration of ten years from the Date of Grant of this Option.

    (3)        This Option may be exercised for the number of shares specified by written notice (U.S. Mail, overnight delivery service, facsimile, or personal delivery, but excluding electronic mail or delivery) delivered to the Secretary of the Company accompanied by full payment, in the manner and subject to the conditions set forth in the Plan, for the number of shares with respect to which it is exercised. If any applicable law or regulation requires the Company to take any action with respect to the shares specified in such notice, or if any action remains to be taken under the Articles of Incorporation or Bylaws of the Company to effect due issuance of the shares, the Company shall take such action and the date for delivery of such shares shall be extended for the period necessary to take such action.

    (4)        This Option is not transferable by the Optionee other than pursuant to Article 11 of the Plan. This Option is subject to termination as provided in the Plan.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on this ____ day of ____________, 2005.

MERITAGE HOSPITALITY GROUP INC. BY: ——————————————

        I hereby accept the Incentive Stock Option to purchase common shares of Meritage Hospitality Group Inc. granted above in accordance with and subject to the terms and conditions of this Agreement and of the Management Equity Incentive Plan and agree to be bound thereby.

Date Accepted:

—————————————— Optionee